Valerie Haertel, Investor Relations 212.969.6414 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com
News Release

AllianceBernstein Holding L.P. Announces Second Quarter Diluted Net Income of $0.89 per Unit and Declares a $0.89 per Unit Cash Distribution

New York, NY, July 26, 2006 - AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter ended June 30, 2006.

AllianceBernstein Holding (The Publicly Traded Partnership):
•	Diluted net income per unit for the quarter ended June 30, 2006 was $0.89, an increase of 30.9% as compared to $0.68 for the same period in 2005.

•
Distribution per unit for the second quarter of 2006 is $0.89, an increase of 30.9% as compared to $0.68 for the same period in 2005. The distribution is payable on August 17, 2006 to holders of AllianceBernstein Holding Units at the close of business on August 7, 2006.

AllianceBernstein (The Operating Partnership):
•
Assets Under Management (AUM) at June 30, 2006 were $625 billion, a 21.2% increase over a year ago (or 21.4%, excluding acquisition & dispositions), due to equity market appreciation and net inflows across all distribution channels.

•	Average AUM were $625 billion for the quarter ended June 30, 2006, an increase of 19.7% over the same quarter a year ago (or 23.1%, excluding acquisition & dispositions).

•
Net inflows(1)  Excludes acquisition, dispositions and transfers.1) for the three months ended June 30, 2006 were $16.9 billion, consisting of Institutional Investments net inflows of $9.7 billion, Retail net inflows of $4.7 billion and Private Client net inflows of $2.5 billion.

•
Net inflows(1) for the twelve months ended June 30, 2006 were $51.7 billion, consisting of Institutional Investments net inflows of $31.4 billion, Retail net inflows of $12.2 billion and Private Client net inflows of $8.1 billion.

(1) Excludes acquisition, dispositions and transfers.

“On the most important metric, investment returns for clients, second quarter results were disappointing. Although relative returns were generally satisfactory in value equities and fixed income, absolute returns were minimal. Growth and emerging market equity services produced negative results, as the market turbulence that developed in the second quarter was focused primarily in these areas of the capital markets. These conditions have, in our view, created noteworthy investment opportunity, especially in growth stocks. Portfolio strategy has been shaped to take advantage of this potential,” said Lewis A. Sanders, Chairman and CEO.

“The firm’s financial performance in the second quarter was quite strong. Net earnings rose by 32% on a 23% revenue gain. Pre-tax margin expanded by 1.3 percentage points to 29.3%. The second quarter benefited from rapid growth in assets under management during the last 12 months and incentive fees from strong investment performance in earlier periods. Reported earnings also benefited by about $0.02 per unit from a gain on the disposition of our cash management services. Although this transaction occurred in 2005, the gain resulted from the expiration of a claw back provision during the quarter. In addition, a downward revision in our estimated full year tax rate added about $0.01 per unit to second quarter earnings.

“Organic growth for the quarter, as measured by net inflows of assets under management, accelerated with annualized double digit rates achieved in all three of our primary distribution channels. Global, international and style blend services experienced the strongest inflows, a trend underway for some time. Global and international services now account for 49% of total AUM. Our non-US client base also continued to expand rapidly, driving AUM for such clients to approximately one third of the firm’s total.

“Institutional research services grew strongly in the second quarter with revenue gains of 27.5% from last year’s comparable period. Market share rose sharply in the US, a function of our strong research franchise as well as increasing client acceptance of our algorithmic trading services. Revenue growth remained strong in our London-based operations as well.

“Although we believe the firm is well positioned overall, slower growth in asset inflows is anticipated in the period ahead. Difficult capital market conditions are likely to weigh on retail flows and the backlog of new but unfunded institutional mandates, while still substantial, has declined from the record high levels reached earlier this year.

“Continued growth in assets under management and research services revenue as well as improvement in profitability depend in the long term on helping our clients meet their investment objectives, the achievement of which remains our primary focus,” concluded Mr. Sanders.

Conference Call Information Relating To Second Quarter 2006 Results

AllianceBernstein’s management will review second quarter 2006 financial and operating results on Wednesday, July 26, 2006, during a conference call at 5:30 p.m. (New York Time), following the release of its financial results after the close of the New York Stock Exchange. The conference call will be hosted by Chairman and Chief Executive Officer, Lewis A. Sanders and President and Chief Operating Officer, Gerald M. Lieberman.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1)	To listen by telephone, please dial 866-556-2265 in the U.S. or 973-935-8521 outside the U.S., ten minutes before the 5:30 p.m. (New York Time) scheduled start time. The conference ID# is 7611243.

2)
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call will be available on AllianceBernstein’s website at the above web address after the release of its results.

An audio replay of the conference call will be made available for one week beginning at 7:30 p.m. (New York Time) on July 27, 2006. In the U.S., please call 877-519-4471 or, outside the U.S., call 973-341-3080, and provide the conference ID# 7611243. The audio replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. AllianceBernstein is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. Through its subsidiary, Sanford C. Bernstein & Co., LLC, AllianceBernstein provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At June 30, 2006, AllianceBernstein Holding L.P. (“Holding”) owned approximately 32.7% of the issued and outstanding AllianceBernstein Units. AXA Financial was the beneficial owner of approximately 60.2% of the AllianceBernstein Units at June 30, 2006 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 60.6% economic interest in AllianceBernstein. AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates. We caution readers to carefully consider our forward-looking statements in light of these factors. Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A of Form 10-K for the year ended December 31, 2005. Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong. Please remember that factors other than those listed in “Risk Factors” could also adversely affect our business, operating results, or financial condition.

The forward-looking statements referred to in the preceding paragraph include statements regarding noteworthy investment opportunity, especially in growth stocks, resulting from second quarter market turbulence, and slower growth in asset inflows in our institutional and retail distribution channels resulting from a decline from the record high levels reached earlier this year in unfunded institutional mandates and difficult capital market conditions, respectively. The actual performance of the capital markets and other factors beyond our control will affect our investment success and asset inflows.

ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands)
JUNE 30, 2006

	Three Months Ended
	6/30/06	6/30/05
Revenues:
Investment Advisory & Services Fees	$690,213	$528,727
Distribution Revenues	104,456	97,727
Institutional Research Services	102,631	80,504
Dividend and Interest Income	61,462	30,644
Investment Gains (Losses)	(15,537)	6,779
Other Revenues	35,966	31,973
Total Revenues	979,191	776,354
Less:Interest Expense	45,861	20,096
Net Revenues	933,330	756,258
Expenses:
Employee Compensation & Benefits	373,780	308,699
Promotion & Servicing:
Distribution Plan Payments	72,795	71,322
Amortization of Deferred Sales Commissions	23,589	34,439
Other	59,949	49,576
General & Administrative	127,673	81,293
Interest	6,852	6,306
Amortization of Intangible Assets	5,175	5,175
	669,813	556,810

Operating income	263,517	199,448
Non-operating income	9,730	12,312

Income Before Income Taxes	273,247	211,760

Income Taxes	12,145	13,763
NET INCOME	$261,102	$197,997

Pre-tax Margin	29.3%	28.0%

ALLIANCEBERNSTEIN HOLDING L.P.
(THE PUBLICLY TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended
	6/30/06	6/30/05

Equity in Earnings of Operating Partnership	$84,514	$62,654

Income Taxes	8,509	6,530

NET INCOME	76,005	56,124

Additional Equity in Earnings of Operating Partnership (1)	1,350	767

NET INCOME - Diluted (2)	$77,355	$56,891

DILUTED NET INCOME PER UNIT	$0.89	$0.68

DISTRIBUTION PER UNIT	$0.89	$0.68

(1)	To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2)	For calculation of Diluted Net Income per Unit.

ALLIANCEBERNSTEIN AND ALLIANCEBERNSTEIN HOLDING
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING
JUNE 30, 2006

		Weighted Average Units
		Three Months Ended
	Period End Units	Basic	Diluted

AllianceBernstein	257,667,584	257,623,562	259,865,829

AllianceBernstein Holding	84,273,741	84,229,719	86,471,986

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED JUNE 30, 2006
($ millions)

	Institutional Investments	Retail	Private Client	Total

Beginning of Period	$389,917	$145,919	$81,739	$617,575

Sales/New accounts	15,510	13,321	4,031	32,862
Redemptions/Terminations	(3,322)	(7,932)	(670)	(11,924)
Cash flow	(2,575)	(440)	(754)	(3,769)
Unreinvested dividends	-	(224)	(88)	(312)
Net inflows	9,613	4,725	2,519	16,857

Acquisition(1)	321	92	_	413
Market depreciation	(3,878)	(4,345)	(1,464)	(9,687)
End of Period	$395,973	$146,391	$82,794	$625,158

(1) Hong Kong joint venture interest.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
TWELVE MONTHS ENDED JUNE 30, 2006
($ millions)

	Institutional Investments	Retail	Private Client	Total

Beginning of Period	$316,659	$132,030	$67,264	$515,953

Sales/New accounts	49,710	41,661	13,332	104,703
Redemptions/Terminations	(12,158)	(28,260)	(2,755)	(43,173)
Cash flow	(6,139)	(291)	(2,112)	(8,542)
Unreinvested dividends	-	(952)	(369)	(1,321)
Net inflows	31,413	12,158	8,096	51,667

Acquisition/(Dispositions) (1), net	(1,054)	(236)	_	(1,290)
Transfers (2)	8,488	(9,155)	667	.
Market appreciation	40,467	11,594	6,767	58,828

End of Period	$395,973	$146,391	$82,794	$625,158

(1)	Acquisition of Hong Kong joint venture interest; disposition of South African joint venture interest and Indian mutual funds.
(2)	Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm. AUM at June 30, 2006 reflect these transfers.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
($ millions)

	Three Month Period		Twelve Month Period
	06/30/06	06/30/05	06/30/06	06/30/05

Ending Assets Under Management	$625,158	$515,953	$625,158	$515,953

Average Assets Under Management	$625,351	$522,403	$581,591	$511,169

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY INVESTMENT SERVICE
AT JUNE 30, 2006
($ Millions)

	Institutional Investments	Retail	Private Client	Total
Equity:
Growth
U.S.	$36,087	$29,924	$11,672	$77,683
Global & International	53,144	18,345	7,843	79,332
	89,231	48,269	19,515	157,015
Value
U.S.	50,839	32,317	24,550	107,706
Global & International	124,245	24,961	15,419	164,625
	175,084	57,278	39,969	272,331

Total Equity	264,315	105,547	59,484	429,346

Fixed Income:
U.S.	71,406	11,474	22,964	105,844
Global & International	35,804	23,926	266	59,996
	107,210	35,400	23,230	165,840

Index/Structured:
U.S.	20,200	4,384	80	24,664
Global & International	4,248	1,060	-	5,308
	24,448	5,444	80	29,972

Total:
U.S.	178,532	78,099	59,266	315,897
Global & International	217,441	68,292	23,528	309,261
	$395,973	$146,391	$82,794	$625,158

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY CLIENT DOMICILE
AT JUNE 30, 2006
($ millions)

	Institutional Investments	Retail	Private Client	Total

U. S. Clients	$224,624	$112,043	$80,638	$417,305
Non-U.S. Clients	171,349	34,348	2,156	207,853
	$395,973	$146,391	$82,794	$625,158